                                                Exhibit 99.1

ADT Reports First Quarter 2026 Results

Continued strong financial results and cash generation
GAAP EPS up 25%, Adjusted EPS up 10%
GAAP Operating Cash Flows up 37%, Adjusted Free Cash Flow (including swaps) up 83%
Returned $161 million to shareholders through share repurchases and dividends
On track to achieve full year 2026 financial outlook

BOCA RATON, Fla., April 30, 2026 – ADT Inc. (NYSE: ADT), a leading provider of security, interactive, and smart home solutions serving residential and small business customers in the U.S., today reported results for the first quarter of 2026. Financial highlights for the first quarter are below with variances on a year-over-year basis unless otherwise noted.

First Quarter 2026
•Total revenue increased 1% to $1.3 billion
•Solid core operating metrics with end-of-period recurring monthly revenue (RMR) of $359 million, gross revenue attrition of 13.1%, and revenue payback at 2.3 years
•GAAP income from continuing operations of $169 million, or $0.20 per diluted share, up $27 million
•Adjusted income from continuing operations of $191 million, or $0.23 per diluted share, up $5 million
•Net cash provided by operating activities of $638 million, up $171 million; Adjusted Free Cash Flow (including interest rate swaps) of $414 million, up $187 million

“ADT delivered another quarter of solid results highlighted by strong cash generation, and returned $161 million to shareholders through share repurchases and dividends, reflecting our disciplined approach to capital allocation while continuing to invest in our future,” said ADT Chairman, President and CEO, Jim DeVries. “In addition to our acquisition of Origin AI to add proprietary ambient sensing capabilities to our portfolio, we continue to expand and add new features to our ADT+ ecosystem, which most recently include Live Light™ and MySafety. With our solid performance in the first quarter, ADT is on track to deliver our full-year 2026 outlook and create long-term shareholder value.”

Business Highlights
Innovative Offerings, Unrivaled Safety and Premium Experience: The Company is undertaking focused initiatives to drive growth, strengthen brand loyalty, and improve customer acquisition efficiency while advancing its core mission of providing peace of mind. Recent progress on these initiatives is described below.
•AI sensing and ambient intelligence for the home – Acquired Origin Wireless, Inc. (“Origin AI”) in February 2026, adding revolutionary and proprietary ambient sensing capabilities to enable new privacy‑preserving security and smart home use cases. Concurrent with the acquisition, ADT established a long-term technology licensing agreement with Verisure.
•Real‑time visual alarm signaling for faster emergency response – Launched Live Light™, the industry’s first illuminated, wireless yard sign integrated with the ADT+ platform, providing immediate visual indication during alarm events to help first responders quickly identify the correct home and signaling active, professional monitoring to would-be intruders.
•Personal safety protection beyond the home – Introduced MySafety, a personal safety service embedded in the ADT+ app that extends ADT’s professional monitoring network beyond the front door, enabling customers to access real‑time safety support and peace of mind while on the go.
•Redefining smart security – ADT continues the rollout of its proprietary ADT+ platform, which comprises approximately 30% of new customer additions in the first quarter, integrating professional monitoring with Google Nest and Yale devices and capabilities such as Trusted Neighbor.
•Operational efficiency and service excellence – Expanded AI‑powered customer engagement with AI agents handling customer interactions across voice and chat including integrated troubleshooting within the ADT+ app, improved containment rates, and increased digital sales engagement.
•AI‑Enabled Fleet Safety – Deployed AI dash cameras across approximately 300 technician vehicles to monitor driver behavior and deliver real‑time safety alerts. Early results show significant reductions in distracted driving and cell phone usage.
•Commitment to communities and first responders – Relaunched ADT’s Lifesaver Program with a donation to Pasco County Fire Rescue and made contributions to the Boca Raton Police Foundation and Boca‑based partner Fuller Center as part of the ADT Safe Places program.
Unlocking Shareholder Value: The Company is focused on continuing to generate significant cash flow, enabling direct capital returns to shareholders while maintaining a healthy balance sheet.
•Share repurchases – In March, the Company’s Board of Directors announced a $1.5 billion share repurchase plan. During the quarter, the Company repurchased and retired 18 million shares of its common stock for an aggregate price of $116 million.
•S&P SmallCap 600® addition – Effective Feb. 9, 2026, ADT was added to the S&P SmallCap 600 index. This important milestone underscores the Company’s strong performance and successful alignment with the index’s rigorous criteria.

Results of Operations (1)(2)

(in millions, except revenue payback, attrition, and per share data)	Three Months Ended March 31,
	2026	2025	$ Change	% Change
	GAAP
Monitoring and related services	$1,080	$1,083	$(3)	—%
Security installation, product, and other	198	184	14	7%
Total revenue	$1,279	$1,267	$11	1%

Income (loss) from continuing operations	$169	$142	$27	19%
Income (loss) from continuing operations per share - diluted	$0.20	$0.16	$0.04	25%

Net cash provided by (used in):
Operating activities	$638	$467	$171	37%
Investing activities	$(406)	$(258)	$(147)	57%
Financing activities	$(189)	$(321)	$132	(41)%

	Non-GAAP Measures
Adjusted EBITDA from continuing operations	$674	$661	$13	2%
Adjusted income (loss) from continuing operations	$191	$186	$5	3%
Adjusted EPS	$0.23	$0.21	$0.02	10%
Adjusted Free Cash Flow (including interest rate swaps)	$414	$226	$187	83%

	Other Measures
Trailing twelve-month revenue payback	2.3 years	2.3 years	0 years	—%
Trailing twelve-month gross customer revenue attrition	13.1%	12.6%	50 bps	N/A
RMR	$359	$360	$(1)	—%
Total revenue was $1,279 million for the first quarter, up 1%. Monitoring and related services (M&S) revenue reflects higher average pricing, offset by revenue loss from the October 2025 divestiture of the multifamily business. Security installation, product, and other revenue increased primarily due to a higher mix of professionally installed systems under the outright sales model, in connection with the transition to the ADT+ platform and refined ownership go-to-market approach.
Income from continuing operations was $169 million, or $0.20 per diluted share, for the first quarter, up $27 million. This was primarily attributable to a loss recovery from a legal settlement and lower net interest expense due to a decrease in unrealized losses on interest rate swaps, partially offset by an increase in allowance for credit losses. Adjusted income from continuing operations was $191 million, or $0.23 per diluted share, for the first quarter, up $5 million, driven by the same factors noted above excluding the impact of interest rate swaps. Earnings per share metrics also benefited from lower weighted average shares outstanding as a result of share repurchases.

Balance Sheet and Cash Flow
For the first quarter, net cash provided by operating activities was $638 million, up $171 million and Adjusted Free Cash Flow (including interest rate swaps) was $414 million, up $187 million. These measures benefited primarily from lower cash interest, and the timing of payroll-related disbursements and other payments and receipts.
Total cash and cash equivalents as of March 31, 2026 were $119 million and no amounts were outstanding under the Company’s First Lien Revolving Credit Facility.
The Company returned $161 million of capital to shareholders during the quarter, including dividend payments of $45 million, and $116 million of share repurchases, retiring 18 million repurchased shares.

2026 Financial Outlook (3)
The Company continues to expect Adjusted Free Cash Flow (including interest rate swaps) growth of approximately 20% versus the prior year, with revenue and Adjusted EPS approximately flat. This outlook reflects recent and continued prioritization of cash flow, share repurchases, and disciplined subscriber acquisition spending. It also reflects planned 2026 investments in growth initiatives expected to benefit future periods, as well as anticipated tariffs.

Dividend Declaration
Effective April 30, 2026, the Company’s Board of Directors declared a cash dividend of $0.055 per share to holders of the Company’s common stock and Class B common stock of record as of June 11, 2026. This dividend will be paid on July 7, 2026.
_____________________

(1)	All variances are year-over-year unless otherwise noted. The Company may sometimes present various non-GAAP and other operating measures. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow (including interest rate swaps), Adjusted Income (Loss), Adjusted Diluted Income (Loss) per share (or, Adjusted EPS), Net Debt, and Net Leverage Ratio are non-GAAP measures. Refer to the “Non-GAAP Measures” section for the definitions of the terms and reconciliations to the most comparable GAAP measures for those measures included herein. Operating metrics such as Gross Customer Revenue Attrition, Unit Count, RMR, Gross RMR Additions, and Revenue Payback are approximated as there may be variations to reported results in each period due to certain adjustments the Company might make in connection with the integration over several periods of acquired companies that calculated these metrics differently, or otherwise, including periodic reassessments and refinements in the ordinary course of business. These refinements, for example, may include changes due to systems conversion or historical methodology differences in legacy systems. Results of the former commercial and solar businesses are presented as discontinued operations. Except for cash flow measures, and unless otherwise noted, amounts herein reflect the results of the Company’s continuing operations only.
(2)	Amounts may not sum due to rounding.
(3)
The Company is not providing forward-looking guidance or discussing long-range outlook for U.S. GAAP financial measures other than Revenue, nor can the Company provide quantitative reconciliation to the most directly comparable GAAP measures for its non-GAAP financial measures because the GAAP measures cannot be reliably estimated and the reconciliations cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot reasonably predict at this time but which may be material. Please see "Non-GAAP Measures" for additional information.

Conference Call
As previously announced, management will host a conference call at 10 a.m. ET today to discuss the Company’s first quarter 2026 results and lead a question-and-answer session. Participants may listen to a live webcast through the investor relations website at investor.adt.com. A replay of the webcast will be available on the website within 24 hours of the live event.
Alternatively, participants may listen to the live call by dialing 1-800-715-9871 (domestic) or 1-646-307-1963 (international), and providing the access code 4948265. An audio replay will be available for one week following the call, and can be accessed by dialing 1-800-770-2030 (domestic) or 1-609-800-9909 (international), and providing the access code 4948265.
A slide presentation highlighting the Company’s results will also be available on the Investor Relations section of the Company’s website. From time to time, the Company may use its website as a channel of distribution of material Company information. Financial and other material information regarding the Company is routinely posted on and accessible at investor.adt.com.
About ADT Inc.
ADT is a leading provider of security, interactive, and smart home solutions serving residential and small business customers in the U.S. Through innovative offerings, unrivaled safety, and a premium customer experience delivered by the largest network of smart home security professionals in the U.S., ADT empowers people to protect and connect to what matters most, every second, every day. For more information, visit www.adt.com.

Investor Relations:	Media Relations:
investorrelations@adt.com Tel: 888-238-8525	media@adt.com

Forward-Looking Statements
ADT has made statements in this press release that are forward-looking and therefore subject to risks and uncertainties, including those described below. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to, among other things, the Company’s capital allocation priorities and commitments; the Company’s expected future financial results, including the Company’s financial outlook and/or guidance and multi-year targets, which include Total Revenue, Adjusted Diluted Income (Loss) per Share (“Adjusted EPS”), Adjusted Free Cash Flow (including interest rate swaps) and Net Leverage Ratio; the Company’s partnership programs and the bulk purchase of customer accounts; initiatives with respect to the Company’s products and services, including ADT+ and the integration of Origin AI’s presence sensing technology, and the expected benefits and capabilities of such products and services; the Company’s development, deployment, and integration of AI in its products, services, and operations, including AI-driven customer interactions, virtual agents, operational efficiencies, and home intelligence capabilities; the Company’s Remote Assistance program; the payment of any dividend to the Company’s stockholders; and the expectations, plans and objectives of management; any stated or implied outcomes with regard to the foregoing; and other matters. Without limiting the generality of the preceding sentences, any time we use the words “ongoing,” “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “possible,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “potential,” “outlook,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. We caution that these statements are subject to risks and uncertainties, many of which are outside of the Company’s control and could cause future events or results to be materially different from those stated or implied in this press release, including, among others, risks and uncertainties related to the Company’s divestiture of its commercial business (the “Commercial Divestiture”) and the Company’s exit from its residential solar business (the “ADT Solar Exit”); the Company’s ability to successfully integrate the acquisition of Origin AI and realize expected benefits of the acquisition; the Company’s ability to execute on transformation initiatives, including technology initiatives related to artificial intelligence and whole-home intelligence; the Company’s ability to maintain and grow the Company’s existing customer base, including the conversion of customers who continue to utilize outdated technology, and to integrate strategic bulk purchases of customer accounts; activity in repurchasing shares of ADT’s common stock under the Company’s current share repurchase plan; dividend rates or yields for any future quarter; the impact of cyber attacks or related breaches with respect to information technology systems, cybersecurity, or data security involving the Company, our business partners, or other third parties whose systems are interconnected with ours, and any future or still undetected attacks or incidents; any material changes to the valuation allowances the Company takes with respect to its deferred tax assets; any changes in regulations or laws, global, economic, sovereign, political, or financial conditions, including labor and tax law changes or any impacts on the global economy or consumer discretionary spending due to tariffs or otherwise, changes to privacy requirements, changes to telemarketing, email marketing and similar consumer protection laws, interest volatility, and trade tariffs and restrictions applicable to the products we sell; the Company’s dependence on third-party providers, suppliers, and dealers to enable it to produce and distribute its products and services in a cost-effective manner that protects the Company’s brand; the Company’s ability to effectively implement its strategic partnership with, and utilize any of the amounts invested by, Google; the Company’s ability to expand ADT+ and achieve expected adoption and customer engagement; risks related to the Company's use of AI in its products, services, and operations, including evolving legal and regulatory requirements, technological limitations, potential liability, and reputational concerns; the expected shift in the Company's transaction mix (including increased outright equipment sales) and the related effects on the timing and mix of revenue and costs; and risks that are described in the Company’s most recently filed Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in those reports, and in the Company’s other filings with the SEC. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, unless required by law.

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data) (Unaudited)

	Three Months Ended March 31,
	2026	2025	$ Change	% Change
Revenue:
Monitoring and related services	$1,080	$1,083	$(3)	—%
Security installation, product, and other	198	184	14	7%
Total revenue	1,279	1,267	11	1%
Cost of revenue (exclusive of depreciation and amortization shown separately below):
Monitoring and related services	156	158	(2)	(1)%
Security installation, product, and other	87	82	5	6%
Total cost of revenue	243	240	3	1%
Selling, general, and administrative expenses	365	369	(4)	(1)%
Depreciation and intangible asset amortization	345	340	6	2%
Operating income (loss)	325	319	6	2%
Interest expense, net	(98)	(121)	22	(19)%
Other income (expense)	—	(5)	5	N/M
Income (loss) from continuing operations before income taxes	227	194	34	18%
Income tax benefit (expense)	(58)	(51)	(7)	(14)%
Income (loss) from continuing operations	169	142	27	19%
Income (loss) from discontinued operations, net of tax	(1)	(2)	1	56%
Net income (loss)	$168	$140	$28	20%

Common Stock:
Income (loss) from continuing operations per share - basic	$0.21	$0.17
Income (loss) from continuing operations per share - diluted	$0.20	$0.16

Net income (loss) per share - basic	$0.21	$0.16
Net income (loss) per share - diluted	$0.19	$0.15

Weighted-average shares outstanding - basic	760	808
Weighted-average shares outstanding - diluted	822	871

Class B Common Stock:
Income (loss) from continuing operations per share - basic	$0.21	$0.17
Income (loss) from continuing operations per share - diluted	$0.20	$0.16

Net income (loss) per share - basic	$0.21	$0.16
Net income (loss) per share - diluted	$0.19	$0.15

Weighted-average shares outstanding - basic	55	55
Weighted-average shares outstanding - diluted	55	55
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions) (Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$119	$81
Restricted cash and restricted cash equivalents	32	28
Accounts receivable, net	368	385
Inventories, net	189	202
Prepaid expenses and other current assets	191	250
Total current assets	899	946
Property and equipment, net	273	243
Subscriber system assets, net	2,749	2,791
Intangible assets, net	4,829	4,818
Goodwill	4,999	4,886
Deferred subscriber acquisition costs, net	1,479	1,452
Other assets	684	683
Total assets	$15,913	$15,819

Liabilities and stockholders' equity
Current liabilities:
Current maturities of long-term debt	$309	$310
Accounts payable	113	107
Deferred revenue	247	244
Accrued expenses and other current liabilities	397	352
Total current liabilities	1,067	1,013
Long-term debt	7,360	7,379
Deferred subscriber acquisition revenue	2,079	2,084
Deferred tax liabilities	1,287	1,267
Other liabilities	321	297
Total liabilities	12,113	12,040

Total stockholders' equity	3,800	3,779
Total liabilities and stockholders' equity	$15,913	$15,819
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions) (Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$168	$140
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and intangible asset amortization	345	340
Amortization of deferred subscriber acquisition costs	67	60
Amortization of deferred subscriber acquisition revenue	(90)	(89)
Share-based compensation expense	14	21
Deferred income taxes	5	3
Provision for losses on receivables and inventory	65	53
Loss on extinguishment of debt	—	6
Unrealized (gain) loss on interest rate swap contracts	8	25
Other non-cash items, net	19	19
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Deferred subscriber acquisition costs	(94)	(93)
Deferred subscriber acquisition revenue	52	58
Other, net	79	(76)
Net cash provided by (used in) operating activities	638	467

Cash flows from investing activities:
Dealer generated customer accounts and bulk account purchases	(102)	(107)
Subscriber system asset expenditures	(91)	(105)
Purchases of property and equipment	(49)	(45)
Acquisition of businesses, net of cash acquired	(164)	—
Proceeds (payments) from interest rate swaps	—	(1)
Other investing, net	—	—
Net cash provided by (used in) investing activities	(406)	(258)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	637
Repayment of long-term borrowings, including call premiums	(11)	(511)
Proceeds from receivables facility	50	65
Repayment of receivables facility	(60)	(76)
Proceeds (payments) from interest rate swaps	12	17
Repurchases of common stock, including excise tax	(116)	(397)
Dividends on common stock	(45)	(49)
Payments on finance leases	(8)	(7)
Other financing, net	(12)	—
Net cash provided by (used in) financing activities	(189)	(321)

Cash and cash equivalents and restricted cash and restricted cash equivalents:
Net increase (decrease)	43	(113)
Beginning balance	109	204
Ending balance	$152	$91
Note: amounts may not sum due to rounding

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
ADT sometimes uses information (“non-GAAP financial measures”) that is derived from the consolidated financial statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under SEC rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
The following information includes definitions of the Company’s non-GAAP financial measures used in this release, reasons management believes these measures are useful to investors regarding the Company’s financial condition and results of operations, additional purposes, if any, for which management uses the non-GAAP financial measures, and limitations to using these non-GAAP financial measures, as well as reconciliations of these non-GAAP financial measures to the most comparable GAAP measures. Each non-GAAP financial measure is presented following the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The limitations of non-GAAP financial measures are best addressed by considering these measures in conjunction with the appropriate GAAP measures. In addition, computations of these non-GAAP measures may not be comparable to other similarly titled measures reported by other companies.
With regard to the Company’s financial outlook for 2026 and long-range framework, the Company is not providing quantitative reconciliations for forward-looking Adjusted EPS to GAAP diluted income (loss) per share from continuing operations or Adjusted Free Cash Flow (including interest rate swaps) to GAAP net cash provided by operating activities, which are the most directly comparable respective GAAP measures. These GAAP measures cannot be reliably predicted or estimated without unreasonable effort due to their dependence on future uncertainties, such as the adjustment of items used in the following reconciliations. Additionally, information not currently available to the Company about other adjusting items could have a potentially unpredictable and potentially significant impact on future GAAP financial results.
Unless otherwise noted, non-GAAP measures herein reflect the results of the Company’s continuing operations.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Free Cash Flow including interest rate swaps
The Company defines Free Cash Flow as cash flows from operating activities less cash outlays related to capital expenditures. The Company defines capital expenditures to include accounts purchased through the Company’s network of authorized dealers or third parties outside of the Company’s authorized dealer network, subscriber system asset expenditures, and purchases of property and equipment. These items are subtracted from cash flows from operating activities because they represent long-term investments that are required for normal business activities.
The Company defines Adjusted Free Cash Flow as Free Cash Flow adjusted for net cash flows related to (i) net proceeds or payments from the Company’s consumer receivables facility; (ii) restructuring and integration payments; (iii) integration-related capital expenditures; and (iv) transaction costs and other payments or receipts that may mask operating results or business trends. Adjusted Free Cash Flow including interest rate swaps reflects Adjusted Free Cash Flow plus net cash settlements on interest rate swaps presented outside of net cash provided by (used in) operating activities.
The Company believes the presentations of these non-GAAP measures are appropriate to provide investors with useful information about the Company’s ability to repay debt, pay dividends, repurchase shares, and make other investments. The Company believes the presentation of Adjusted Free Cash Flow is also a useful measure of the cash flow attributable to normal business activities, inclusive of the net cash flows associated with the acquisition of subscribers, as well as the Company’s ability to repay debt, pay dividends, repurchase shares, and make other investments. Further, Adjusted Free Cash Flow including interest rate swaps is a useful measure of Adjusted Free Cash Flow inclusive of all cash interest.
There are material limitations to using these non-GAAP measures. These non-GAAP measures adjust for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash available than the most comparable GAAP measure. These non-GAAP measures are not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted.

	Three Months Ended March 31,
(in millions)	2026	2025
Net cash provided by (used in):
Operating activities	$638	$467
Investing activities	$(406)	$(258)
Financing activities	$(189)	$(321)

Net cash provided by (used in) operating activities	$638	$467
Dealer generated customer accounts and bulk account purchases	(102)	(107)
Subscriber system asset expenditures	(91)	(105)
Purchases of property and equipment	(49)	(45)
Free Cash Flow	396	209
Net proceeds (payments) from receivables facility	(11)	(12)
Merger, restructuring and integration payments(1)	12	5
Other, net(2)	3	7
Adjusted Free Cash Flow	$401	$210
Interest rate swaps presented outside operating activities(3)	13	16
Adjusted Free Cash Flow (including interest rate swaps)	$414	$226
Note: amounts may not sum due to rounding
_______________________
(1)During 2026, primarily includes costs related to the Origin AI Acquisition.
(2)For the periods presented, primarily includes net outflows related to the former Solar business.
(3)Includes net settlements related to interest rate swaps presented outside of net cash provided by (used in) operating activities.

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Adjusted EBITDA from Continuing Operations (“Adjusted EBITDA”) and Adjusted EBITDA Margin from Continuing Operations (“Adjusted EBITDA Margin”)
The Company defines Adjusted EBITDA as income (loss) from continuing operations adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other items; (vii) impairment charges; and (viii) other non-cash or non-routine adjustments not necessary to operate our business.
The Company believes Adjusted EBITDA is useful to investors to measure the operational strength and performance of its business. The Company believes the presentation of Adjusted EBITDA is useful as it provides investors additional information about operating profitability adjusted for certain non-cash items, non-routine items the Company does not expect to continue at the same level in the future, as well as other items not core to its operations. Further, the Company believes Adjusted EBITDA provides a meaningful measure of operating profitability because the Company uses it for evaluating business performance, making budgeting decisions, and comparing company performance against other peer companies using similar measures.
There are material limitations to using Adjusted EBITDA as it does not include certain significant items which directly affect income (loss) from continuing operations (the most comparable GAAP measure).
The discussion above is also applicable to Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended March 31,
(in millions)	2026	2025
Income (loss) from continuing operations	$169	$142
Interest expense, net	98	121
Income tax expense (benefit)	58	51
Depreciation and intangible asset amortization	345	340
Amortization of deferred subscriber acquisition costs	67	60
Amortization of deferred subscriber acquisition revenue	(90)	(89)
Share-based compensation expense	14	21
Merger, restructuring, integration and other(1)	7	4
Unrealized gain (loss) on interest rate swaps(2)	4	4
Loss on extinguishment of debt	—	6
Other, net	1	1
Adjusted EBITDA	$674	$661

Income (loss) from continuing operations to total revenue ratio	13%	11%
Adjusted EBITDA Margin (as percentage of Total Revenue)	53%	52%
Note: amounts may not sum due to rounding
_______________________
(1)During 2026, primarily includes costs related to the Origin AI Acquisition.
(2)Includes the unrealized gain or loss on interest rate swaps presented in other income (expense).

ADT INC. AND SUBSIDIARIES
NON-GAAP MEASURES
Adjusted Income (Loss) from Continuing Operations (“Adjusted Income (Loss)”) and Adjusted Diluted Income (Loss) per Share from Continuing Operations (“Adjusted Diluted Income (Loss) per Share” or “Adjusted EPS”)
The Company defines Adjusted Income (Loss) as income (loss) from continuing operations adjusted for (i) share-based compensation expense; (ii) merger, restructuring, integration, and other items; (iii) impairment charges; (iv) unrealized (gains) or losses on interest rate swaps; (v) other non-cash or non-routine adjustments not necessary to operate our business; and (vi) the impact these items have on taxes.
The Company defines Adjusted EPS as diluted income (loss) from continuing operations per share adjusted for the per share amounts related to (i) share-based compensation expense; (ii) merger, restructuring, integration, and other items; (iii) impairment charges; (iv) unrealized (gains) or losses on interest rate swaps; (v) other non-cash or non-routine adjustments not necessary to operate our business; and (vi) the impact these items have on taxes.
Adjusted EPS equals Adjusted Income (Loss) divided by diluted weighted-average shares outstanding of common stock as calculated in accordance with GAAP. When the control number for the GAAP calculation is negative, diluted weighted-average shares outstanding of common stock does not include the assumed conversion of Class B common stock and other potential shares, such as share-based compensation awards, to shares of common stock.
The Company believes Adjusted Income (Loss) and Adjusted EPS are benchmarks used by analysts and investors who follow the industry for comparison of our performance with other companies in the industry, although these measures may not be directly comparable to similar measures reported by other companies. The Company believes the presentation of Adjusted EPS is useful to investors as it provides additional information about how our management evaluates the business. Management and the Board also use Adjusted EPS to evaluate the performance of employees (including members of management) and the Company as a whole, as well as to allocate resources.
There are material limitations to using these measures, as they do not reflect certain significant items which directly affect income (loss) from continuing operations and related per share amounts (the most comparable GAAP measures).

	Three Months Ended March 31,
(in millions, except per share data)	2026	2025
Income (loss) from continuing operations	$169	$142
Share-based compensation expense	14	21
Merger, restructuring, integration, and other(1)	7	4
Interest rate swaps, net(2)	8	25
Loss on extinguishment of debt	—	6
Other, net	1	1
Tax adjustments(3)	(7)	(13)
Adjusted Income (Loss) from continuing operations	$191	$186

Diluted weighted-average shares outstanding of Common Stock(4):	822	871

Diluted income (loss) from continuing operations per share of Common Stock	$0.20	$0.16
Share-based compensation expense	0.02	0.02
Merger, restructuring, integration, and other(1)	0.01	—
Interest rate swaps, net(2)	0.01	0.03
Loss on extinguishment of debt	—	0.01
Other, net	—	—
Tax adjustments(3)	(0.01)	(0.01)
Adjusted EPS	$0.23	$0.21
Note: amounts may not sum due to rounding.
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(1)During 2026, primarily includes costs related to the Origin AI Acquisition.
(2)Primarily includes unrealized (gains) or losses on interest rate swaps presented in interest expense, net and other income (expense).
(3)Represents the tax impact on adjustments using the federal and state blended statutory rate.
(4)Refer to the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for further discussion regarding the computation of diluted weighted-average shares outstanding of Common Stock.